Exhibit 10.49
1

                      CONSULTING AGREEMENT

THIS AGREEMENT dated February 20, 1998 ("Agreement") sets forth the terms, conditions, obligations and benefits by and between Company Orthodontics, Inc., a Delaware Corporation, with offices at Boston, MA (hereinafter the "Company") and Peter I. Wexler, of Newton, MA (hereinafter the "Consultant") for the provision of the services set forth below.

WHEREAS, the Company desires to retain Consultant for the period and upon and subject to the terms and conditions herein provided;
and

WHEREAS the Consultant is willing to agree to be retained by Company upon and subject to the terms herein provided;

NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

RETENTION OF CONSULTANT

Company  agrees  to  retain Consultant as a  legal  and  business
management  consultant  and  advisor  in  connection   with   the
operation of the Company's business.

TERM OF AGREEMENT

Consultant agrees to be retained by Company and Company agrees to retain Consultant for a period of three (3) years, commencing March 9, 1998, and expiring on March 9, 2001 (hereinafter the "Term"), unless this Agreement is terminated prior to such date in accordance with the terms of this Agreement. Commencing on March 9, 2001 and on each March 9, thereafter, the term of this Agreement shall be automatically extended for an additional year unless either party gives notice of termination as provided in this Agreement. Such notice to be delivered at least 90 days prior to the date of termination.

SPECIFIC DUTIES AND RESPONSIBILITIES

During the term of this Agreement, and any extension thereof, the Consultant shall render legal and business management services to the Company in the capacity of Chief Legal Officer and shall be available to the Company at all times reasonably requested by the Company to serve in the aforementioned capacity and as an officer of the Company.

INDEPENDENT CONSULTANT

The Consultant is retained by the Company only for the purpose and the extent herein set forth and the Consultant's relationship to the Company shall, during Term, be that of an independent Consultant (except that Consultant shall be considered an officer of the Company but not an Consultant). Accordingly, the Consultant shall be responsible for the payment of all federal, state and local income taxes, social security taxes, self-employment taxes, sales taxes, unemployment insurance taxes and similar taxes attributable to the fees paid by the Company to the Consultant pursuant to this Agreement. The Consultant shall not participate in the Company's Consultant benefit plans and programs and the Consultants compensation shall be governed exclusively by the terms of this Agreement.

WORKING FACILITIES

Consultant   shall  be  provided  with  an  office,   and   other
administrative support, such as a computer, technical assistance, and such other facilities and services as reasonably necessary for the performance of Consultant's work.

FRINGE BENEFITS

The Consultant shall not be entitled to and shall have no claim under this Agreement or otherwise against the Company for any so-called fringe benefits, including but not limited to: paid vacation, health insurance, life insurance, long terms disability insurance, participation in a profit sharing or pension plan, paid sick leave or family leave.

LIABILITY COVERAGE

Company will maintain standard directors and officers liability insurance coverage in a reasonable amount of no less than One Million ($1,000,000.00) Dollars to idemnify Consultant from any claims made against him in his capacity as Chief Legal Officer. Such insurance shall name Consultant as an additional insured and such insurance shall have appropriate waivers of subrogation and release of liability.

BOARD RELATIONSHIP

Consultant shall be generally responsible to the Chief Financial Officer of Company, shall meet with the Chief Financial Officer as the needs of Company dictate, and shall attend Board of Directors and other meetings as the Chief Financial Officer deems necessary.

PROFESSIONAL INSURANCE, SUBSCRIPTIONS AND DUES

Company agrees to reimburse Consultant for all reasonable costs for the retention by Consultant of professional liability insurance, acquisition of journals and dues for professional organizations, including Massachusetts Bar Dues, related to the performance of his duties and responsibilities under this
Agreement.   Any  such  journals  will  remain  the  property  of
Company.

EXPENSES

Company agrees to reimburse Consultant for all out-of-pocket expenses, including, but not limited to telephone charges, food, travel and lodging, incurred in the course of all Company related business, whether in state or out of state.

CONSULTATION

Consultant retains the right to render consulting and teaching services to other organizations. Any and all fees for such consulting and teaching shall belong to Consultant. Any consultation or teaching services rendered within normal working hours or taking more than twenty hours per week shall be subject to prior approval by the Chief financial Officer of Company.

COMPENSATION

In consideration of the consulting services to be performed by Consultant as set forth herein, the Company shall pay each month, for during the Term, to Consultant a monthly fee of seven thousand three hundred fifty dollars (7,350.00) per month ("Base
Fee). Payments shall be direct deposit to such account as Consultant shall designate.

No  less   frequently  than annually, Company's  Chief  financial
Officer  shall review Consultant's performance and shall  provide
Consultant with an appropriate bonus to the extent warranted by said review.

STOCK OPTIONS

In addition to the payment of the Base Fee set fourth above, upon execution of this Agreement, Company shall irrevocably grant to Consultant a non-qualified stock option under the Company's Incentive Stock Plan an option to acquire Twenty Five Thousand (25,000) shares of Company's Common stock at an exercise price equal to the average price per share for the week ending February 13, 1998.

(b) Consultant's options shall vest in three equal installments of $8,333, per year, beginning March 2, 1999 and fully on March 2, 2001, provided, however, if Company is to be sold, liquidated, merged with another corporation or if the current ownership no longer maintains 50% of the ownership of Company or surviving corporation, the time for exercise of all unexercised portions of Consultant's stock option shall be accelerated to the day immediately prior to the effective date of such sale, liquidation, merger or loss of control.

(c) The option shall be non-transferable except that said options shall inure to the benefit of Consultant's heirs in the event of his death. This option shall survive termination of this Agreement.

TERMINATION

By Consultant

Consultant may voluntarily terminate his services with Company at any time during the Term upon ninety (90) days' written notice of voluntary termination.


By Company

1.   For Cause

     Company may terminate Consultant's services hereunder for Good Cause upon notice to Consultant setting forth in detail the nature of such Good Cause. The following, ad determined by the Board of Directors in its reasonable judgment, shall constitute Good Cause for termination:

     (a) Consultant's consistent refusal to perform (other than by reason of disability or for reasons outside Consultants reasonable control), without just cause, or for material negligence in the performance of, his duties and responsibilities to Company or any of its affiliates;
     (b) Material breach by Consultant of any provision of this Agreement;

     (c) Other conduct by Consultant that is substantially harmful to the business, interests or reputation of Company or any of its affiliates.

2.   Without Cause

     In the event of Consultant's death or permanent disability, a substantial reduction in his duties or offices or if Company terminates his services for any reason other than a termination for cause as set forth above, in addition to this other rights and remedies, Company shall pay Consultant a lump sum representing the total aggregate amount of the Base Fee for the entire Term of the Agreement. Company shall give Consultant three (3) months written notice prior to any termination of services. This provision shall survive termination of this Agreement.

3.   Termination By Company in the Event of a Change of Control

     Notwithstanding any other provision of the Agreement to the contrary, if Company terminates Consultant within six (6) months of a Change of Control of Company as defined in this subparagraph, Company shall pay Consultant a lump sum representing the total aggregate value of the Base Fee which would have been earned by Consultant during the Terms of the Agreement. Company shall give Consultant sixty (60) days' written notice of said termination. Notwithstanding any other provision of the Agreement, Consultant shall have the right to terminate his services with Company within six (6) months of Change of Control of Company as defined in this subparagraph upon thirty (30) days' written notice of said termination. Upon Consultant exercising said right to terminate his services upon a Change of Control, Company shall pay Consultant a lump sum representing the total value of the Base Fee which would have been earned by Consultant during the Terms of the Agreement. This provision shall survive termination of this Agreement.

     For purposes of this Agreement, "Change of Control" means any one of the following:

     (a) Any change in ownership of 25% or more of the assets of Company;

     (b) Any change in the composition of Company's Board of Directors ("Board") such that those individuals who, as of March 9, 1998, were members of the Board cease for any reason to constitute at least a majority of the Board;

     (c)  A liquidation or dissolution of Company;

     (d) The disposal of all or substantially all of the assets of Company;

     (e) Any merger or consolidation of Company with, or any acquisition of Company by, any other person or entity.

     EFFECT OF TERMINATION

     Upon termination of this Agreement as provided herein, neither party shall have any further obligation hereunder except for (a) obligations, promises or covenants contained herein that expressly extend beyond the term of this Agreement or which necessitate acts or omissions to occur beyond the term of this Agreement; (b) obligations accruing prior to the date of termination.

     LIMITATIONS OF LIABILITY AND INDEMNIFICATION

     Notwithstanding anything in this Agreement to the contrary in no event, and under no circumstances shall Consultant be liable for any form of direct, indirect, special, incidental or consequential damages arising in any way out of or in relation to the performance of its obligations under this Agreement. Company hereby releases Consultant from any and all liability and agrees to indemnify, defend and hold harmless Consultant from and against any and all claims, including claims of professional negligence or misconduct, shareholder and third party claims, demands or judgments make against Consultant as a result of Consultants performance of this Agreement. The foregoing shall apply whether any such claims or liability arise in contract, tort or otherwise, irrespective of fault negligence or strict liability.

     NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed to have been given three days after having been delivered or mailed by first-class, registered or certified mail, or twelve hours after having been sent by fax or telegram, charges prepaid, as follows:
     (a) if to Consultant, at 14 Mt. Ida Street, Newton, MA 02158 or to such other person(s) or address(es) as Consultant shall have furnished to Company in writing; and (b) if to Company, Edward Mulherin, 23 Chatham Street, Boston, MA 02158, or to such other person(s) or address(es) as Company shall have furnished to the Consultant in writing.




     ASSIGNABILITY

     In the event that Company shall be merge with, or consolidated into, any other corporation, or in the event that it shall sell and transfer substantially all of its assets to another corporation or entity, the terms of this Agreement shall inure to the benefit of, and be assumed by, the corporation or entity resulting from such merger or consolidation, or to which Company's assets shall be sold and transferred. This Agreement shall not be assignable by Consultant.

     ENTIRE AGREEMENT

     This Agreement contains the entire agreement between Company and Consultant with respect to the subject matter hereof and there have been no oral or other prior agreements of any kind whatsoever as a condition, precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof.

     AMENDMENTS

     This  Agreement  may not be amended, nor shall  any  change, waiver,  modification,  consent  or  discharge  be  effected
     except  by  written  instrument  executed  by  Company   and
     Consultant.

     SEVERABILITY

     If any part of any term or provision of this Agreement shall be hold or deemed to be invalid, inoperative or unenforceable to any extent by a court of competent jurisdiction, such circumstance shall in no way affect any other term or provision of this Agreement, the application of such term or provision in any other circumstances, or the validity or enforceability of this Agreement.

     GOVERNING LAW

     This Agreement shall be governed by and construed an enforced in accordance with the law of the Commonwealth of Massachusetts, without regard to conflict of law principles. Each party agrees to the exclusive jurisdiction of any state or federal court located within Massachusetts.

     WITNESS OUR HANDS AND SEALS THIS 20th DAY OF FEBRUARY, 1998.



     CONSULTANT                    COMPANY ORTHODONTICS INC.


     /s/ Peter I. Wexler                By:  /s/ C. Joel Glovsky
     Peter I. Wexler                         Dr. Joel Glovsky
                                        Chairman of the Board


     WITNESS


     /s/ Edward M. Mulherin
     Edward M. Mulherin